UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)   November 3, 2005
LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (216) 706-9250
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
     In connection with the Company’s previously-announced appointment of new executive management personnel, the Board of Directors approved adjustments to the annual base salary of certain executive officers on November 3, 2005, retroactive to October 20, 2005, the date of their respective appointments. The annual base salary for Jeffrey L. Rutherford, President and Chief Executive Officer, was increased to $375,000. The annual base salary for Bruce K. Thorn, Senior Vice-President and Chief Operating Officer, was increased to $300,000. The annual base salary for Michael A. Weisbarth, Vice-President, Chief Financial Officer, Controller and Treasurer, was increased to $200,000. The annual base salary for Kathleen M. Minahan, Vice-President, General Counsel and Secretary, was increased to $160,000.
     These interim adjustments will be effective until the Compensation Governance and Nominating Committee evaluates compensation packages for 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)
Date: November 10, 2005	By:	/s/ Jeffrey L. Rutherford

Jeffrey L. Rutherford President and Chief Executive Officer

2